IBM to Hold Investor Day on February 4, 2025 ARMONK, N.Y., December 9, 2024 - IBM (NYSE: IBM) today announced that it will hold an Investor Day on Tuesday, February 4, in person in New York City, beginning at 1PM (ET). The event will be webcast live and available for replay on the Company’s investor relaTons website at hUps://www.ibm.com/investor. Chairman, President and Chief ExecuTve Officer Arvind Krishna, Chief Financial Officer James J. Kavanaugh, and other members of IBM’s senior leadership team will discuss the company’s strategy and key iniTaTves. An investor presentaTon accompanying the program will be made available at hUps://www.ibm.com/investor following the event. Media Contact Tim Davidson 914-844-7847 =davids@us.ibm.com